Exhibit 10.21

EXECUTION VERSION

WILLIS ENGINE SECURITIZATION TRUST,

as issuer of Series 2007-A2 Notes,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

SERIES 2007-A2 SUPPLEMENT

Dated as of December 13, 2007

to

INDENTURE

dated as of August 9, 2005,

and amended and restated as of

December 13, 2007

SERIES 2007-A2 NOTES

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS; CALCULATION GUIDELINES

Section 1.01	Definitions	1

ARTICLE II

CREATION OF THE SERIES 2007-A2 NOTES

Section 2.01	Designation	7
Section 2.02	Authentication and Delivery	8
Section 2.03	Series 2007-A2 Loans	9
Section 2.04	Interest Payments; Commitment Fee	11
Section 2.05	Payments of Principal	12
Section 2.06	Series 2007-A2 Final Maturity Date	14
Section 2.07	Manner of Payments	14
Section 2.08	Increased Costs	14
Section 2.09	Increased Capital	14
Section 2.10	Payments of Principal and Interest	15
Section 2.11	Breakage Costs	16
Section 2.12	Restrictions on Transfer	17
Section 2.13	Payment Date Schedule	17

ARTICLE III

SERIES 2007-A2 SERIES ACCOUNT, ALLOCATION AND
APPLICATION OF AMOUNTS THEREIN

Section 3.01	Series 2007-A2 Series Account	17
Section 3.02	Distributions from Series 2007-A2 Series Account	18

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF SERIES 2007-A2 HOLDERS

Section 4.01	Conditions Precedent to Obligations of Series 2007-A2 Holders to Purchase Series 2007-A2 Notes	20
Section 4.02	Conditions Precedent to Obligations of Series 2007-A2 Holders to Make Series 2007-A2 Loans	20
Section 4.03	Deposit and Disbursement of Series 2007-A2 Loans	20

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ARTICLE V

REPRESENTATIONS WARRANTIES AND COVENANTS

Section 5.01	Indenture Representations and Warranties	20
Section 5.02	Additional Representations and Warranties	20
Section 5.03	Covenants	21

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01	Ratification of Indenture	22
Section 6.02	Counterparts	22
Section 6.03	Governing Law; Jurisdiction	22
Section 6.04	Notices to Rating Agencies	22
Section 6.05	Statutory References	22
Section 6.06	Amendments And Modifications	22
Section 6.07	Waiver of Jury Trial	23
Section 6.08	Appointment of Representative	23

EXHIBITS

EXHIBIT A	Form of Series 2007-A2 Note

SCHEDULES

SCHEDULE 1	Minimum Targeted Principal Balance by Payment Date
SCHEDULE 2	Scheduled Targeted Principal Balance by Payment Date
SCHEDULE 3	Maximum Commitments of Series 2007-A2 Holders

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This SERIES 2007-A2 SUPPLEMENT, dated as of December 13, 2007 (as amended, modified or supplemented from time to time, this “Supplement” or the “Series 2007-A2 Supplement”), issued pursuant to, and incorporating the terms of, the Indenture, dated as of August 9, 2005 and amended and restated as of December 13, 2007 (as previously supplemented and as amended, modified or supplemented from time to time, the “Indenture”), is entered into between WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

WHEREAS, WEST and the Indenture Trustee wish to set forth the Principal Terms of a Series of Notes to be issued pursuant to this Supplement and designated as “Willis Engine Securitization Trust Series 2007-A2 Floating Rate Secured Notes”.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CALCULATION GUIDELINES

Section 1.01           Definitions.  (a)  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Acquisition Redemption Date” shall have the meaning set forth in Section 2.05(d) hereof.

“Additional Interest” means, for the Series 2007-A2 Notes, interest at the Series 2007-A2 Stated Rate on the aggregate amount of any unpaid interest on the Series 2007-A2 Notes (including any unpaid portion of any Stated Interest Amount, Conversion Step-Up Interest Amount and Additional Interest Amount) and the other amounts described in Section 2.04(c) hereof.

“Additional Interest Amount” means, for any Payment Date for the Series 2007-A2 Notes, an amount equal to the Additional Interest for the Series 2007-A2 Notes on the aggregate amount of unpaid interest (including any unpaid portion of any Stated Interest Amount, Conversion Step-Up Interest Amount and Additional Interest Amount for the Series 2007-A2 Notes and the other amounts described in Section 2.04(c) hereof) that was due and payable (but not paid) on, or with respect to, the Series 2007-A2 Notes on any prior Payment Date.  The amount described in the preceding sentence constitutes the Additional Interest Amount for the Series 2007-A2 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

 “Adjusted Eurodollar Rate” means, for any Interest Accrual Period and each Series 2007-A2 Loans, the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, obtained by dividing (a) the One Month LIBOR for such Interest Accrual Period, by (b) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on the first day of such Interest Accrual Period.

“Allocated Amount” shall mean, with respect to any Additional Engine acquired with the proceeds of Series 2007-A2 Loans, such amount as is specified in the Acquisition Agreement relating to such Additional Engine.

“Assignment and Assumption” means an Assignment and Assumption, as defined in the Series 2007-A2 Note Purchase Agreement, pursuant to which the transferee of a Series 2007-A2 Note agrees to make Series 2007-A2 Loans to the extent of the Unused Commitment allocable to the Series 2007-A2 Note that is transferred to such transferee.

“Base Rate” means, on any date of determination, an interest rate per annum equal to the higher of (i) the Prime Rate in effect on such date, and (ii) the Federal Funds Effective Rate in effect on such date plus one half of one percent (.50%) per annum.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Calyon” means Calyon New York Branch, a société anonyme organized and existing under the laws of the Republic of France, acting through its New York branch.

“Collections Loans” means any Series 2007-A2 Loans made pursuant to Section 3.18 of the Indenture, this Supplement and the Series 2007-A2 Note Purchase Agreement on any Payment Date, to be included in the Available Collections Amount on such Payment Date.

“Commitment Fee” shall have the meaning set forth in Section 2.04(b).

“Commitment Fee Amount” means, for any Payment Date for the Series 2007-A2 Holders, an amount equal to the accrued and unpaid Commitment Fee as of such Payment Date.  The Commitment Fee Amount described in the preceding sentence constitutes the Commitment Fee Amount for the Series 2007-A2 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

“Conversion Date” means, for the Series 2007-A2 Notes, December 15, 2010.

“Conversion Step-Up Interest” means, for the Series 2007-A2 Notes, interest at the Series 2007-A2 Conversion Step-Up Interest Rate on the Outstanding Principal Balance of the Series 2007-A2 Notes after the occurrence of a Conversion Event with respect to the Series 2007-A2 Notes, for the Interest Accrual Period ending on (but excluding) a Payment Date occurring on or after the occurrence of such Conversion Event.

“Conversion Step-Up Interest Amount” means, for any Payment Date occurring on or after the occurrence of a Conversion Event with respect to the Series 2007-A2 Notes, an amount equal to the accrued and unpaid Conversion Step-Up Interest. The amount described in the preceding sentence constitutes the Conversion Step-Up Interest Amount for the Series 2007-A2 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

“Delivery Period” means the period beginning on any Funding Date and ending on the earlier of the (a) the 180-day period beginning on such Funding Date and (b) the occurrence of an Event of Default or an Early Amortization Event.

“Effective Date” means December 13, 2007 or, if later, the date on which the conditions set forth in Section 3.01 of the Series 2007-A2 Note Purchase Agreement shall have been satisfied.

 “Excluded Taxes” shall have the meaning specified in Section 2.10(a).

“Eligible Transferee” means the following: (i) an Affiliate of a Series 2007-A2 Holder, or (ii) any other then existing Series 2007-A2 Holder, or (iii) a commercial bank, insurance company or other financial institution that (x) complies with the transfer provisions of Section 2.12 of the Indenture, and (y) if such transfer is to occur prior to the occurrence of any Conversion Event, such transferee has the capability, in the reasonable determination of WEST,  to make Series 2007-A2 Loans to WEST up to the Unused Commitment in respect of the Series 2007-A2 Note being transferred to such financial institution and is otherwise reasonably acceptable to WEST, as evidenced to the Indenture Trustee in writing.

“Eurodollar Disruption Event” means, with respect to any Series 2007-A2 Holder, any of the following: (i) a determination by a Series 2007-A2 Holder that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Series 2007-A2 Loan for such Interest Accrual Period; (ii) a determination by a Series 2007-A2 Holder that the rate at which deposits of Dollars are being offered to such lender in the London interbank market does not accurately reflect the cost to such Series 2007-A2 Holder of making, funding or maintaining any Series 2007-A2 Loan for such Interest Accrual Period; or (iii) the inability of a Series 2007-A2 Holder to obtain Dollars in the London interbank market to make, fund or maintain any Series 2007-A2 Loan for such Interest Accrual Period.

“Eurodollar Reserve Percentage” means, with respect to any Series 2007-A2 Holder for any Interest Accrual Period, the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) applicable on the first day of such Interest Accrual Period under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Series 2007-A2 Holder, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board, as in effect from time to time) and having a term equal to such Interest Accrual Period.

“Federal Funds Effective Rate” means, on any date of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Indenture Trustee from three federal funds brokers of recognized standing selected by it.

“Funding Date” means, as to any Series 2007-A2 Loan, the Business Day that is specified in the Funding Request for such Series 2007-A2 Loan in accordance with Section 2.02 of the Series 2007-A2 Note Purchase Agreement.

 “Funding Request” shall have the meaning specified in the Series 2007-A2 Note Purchase Agreement.

“Increased Costs” shall mean, for any Interest Accrual Period, (a) the aggregate amount payable to all Series 2007-A2 Holders pursuant to Sections 2.08, 2.09, 2.10 and 2.11 of this Supplement and Section 7.1 of the Series 2007-A2 Note Purchase Agreement in respect of such Interest Accrual Period and (b) the aggregate of such amounts with respect to prior Interest Accrual Periods which remain unpaid.

“Interest Amount” means, for any Payment Date for the Series 2007-A2 Notes, an amount equal to the sum of the Stated Interest Amount, the Conversion Step-Up Interest Amount and the Additional Interest Amount for the Series 2007-A2 Notes on such Payment Date.

 “Issuance Expenses” means (a) the structuring and underwriting fees payable to the Calyon in respect to the issuance of the Series 2007-A2 Notes, and (b) the portion of the expenses of Calyon that are allocable to the Series 2007-A2 Notes, as agreed by WEST and such parties.

“Majority of Holders” means, with respect to the Series 2007-A2 Notes as of any date of determination, Series 2007-A2 Holders that, individually or in the aggregate, own Series 2007-A2 Notes representing more than fifty percent (50%) of the Maximum Commitment or, if a Conversion Event shall have occurred, the then aggregate Outstanding Principal Balance of the Series 2007-A2 Notes.

“Maximum Commitment” shall mean (a), for all Series 2007-A2 Holders, $175,000,000 in the aggregate and (b), for each Series 2007-A2 Holder, the amount set forth opposite the name of such Series 2007-A2 Holder in Schedule 3 attached hereto.

“Maximum Principal Balance” shall mean, with respect to any Warehouse Note, the maximum amount that WEST may borrow from the holder of such Warehouse Note, which shall be equal to the Maximum Commitment of such holder.

“Minimum Targeted Principal Balance” means, for the Series 2007-A2 Notes for each Payment Date after a Conversion Event, the amount set forth for such Payment Date in the schedule of Minimum Targeted Principal Balances delivered pursuant to Section 2.05(b)(i) hereof, as adjusted from time to time pursuant to Section 2.05(e) hereof.

“Holder Indemnified Amounts” shall mean, for the Series 2007-A2 Holders, (i) all Increased Costs of the Series 2007-A2 Holders and (ii) all indemnification payments owing by WEST to the Series 2007-A2 Holders pursuant to Section 7.01 of the Series 2007-A2 Note Purchase Agreement.

“One-Month LIBOR” means, for any Interest Accrual Period, LIBOR, as defined in the Indenture, for the Specified Period as of the Reference Date for such Interest Accrual Period.

“Optional Redemption” means a voluntary prepayment by WEST of all, or a portion of the Outstanding Principal Balance of the Series 2007-A2 Notes in accordance with the terms of this Supplement and the Indenture.

“Optional Redemption Date” shall have the meaning set forth in Section 2.05(c) hereof.

“Prime Rate” means the rate announced by Calyon from time to time as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes.

“Rating Agencies” means, for the Series 2007-A2 Notes, Fitch and Moody’s.

“Redemption Price” shall mean the Outstanding Principal Balance of the Series 2007-A2 Notes in an Optional Redemption in whole, and the portion of the Outstanding Principal Balance being redeemed, in an Optional Redemption in part, in each case, without premium.

 “Scheduled Targeted Principal Balance” means, for the Series 2007-A2 Notes for each Payment Date after a Conversion Event, the amount set forth for such Payment Date in the schedule of Scheduled Targeted Principal Balances delivered pursuant to Section 2.05(b)(i) hereof, as adjusted from time to time pursuant to Section 2.05(e) hereof.

“Section 2.10(a) Amount” shall have the meaning set forth in Section 2.10(a) hereof.

“Series 2007-A2 144A Book Entry Note” means a Series 2007-A2 Note represented by a single permanent global note in fully registered form, without coupons, the form of which shall be substantially in the form attached as Exhibit A hereto, with the legends required by Section 2.02 of the Indenture for a 144A Book-Entry Note (as defined in the Indenture) inscribed thereon.

 “Series 2007-A2 Commitment Fee Rate” has the meaning given to such term in the Series 2007-A2 Note Purchase Agreement.

“Series 2007-A2 Conversion Step-Up Interest Rate” means one half of one percent (.50%) per annum.

“Series 2007-A2 Definitive Notes” means Series 2007-A2 Notes in the form attached as Exhibit A hereto, with the applicable legend for Definitive Notes required by Section 2.02 of the Indenture inscribed on the face thereof.

“Series 2007-A2 Expected Final Payment Date” means the thirteenth anniversary of the first Payment Date after the Conversion Date.

“Series 2007-A2 Final Maturity Date” means December 15, 2035.

“Series 2007-A2 Loan” means, individually or in the aggregate, a loan to WEST by the Holder or Holders of the Series 2007-A2 Notes pursuant to this Supplement and the Series 2007-A2 Note Purchase Agreement.

 “Series 2007-A2 Holder” means, at any time of determination for the Series 2007-A2 Notes thereafter, any Person in whose name a Series 2007-A2 Note is registered in the Register.

“Series 2007-A2 Notes” means the Series of Notes designated as the “Willis Engine Securitization Trust Series 2007-A2 Floating Rate Secured Notes” to be issued on the Effective Date and having the terms and conditions specified in this Supplement, substantially in the form of Exhibit A hereto, and including any and all replacements, extensions, substitutions or renewals of such Notes.

“Series 2007-A2 Note Purchase Agreement” means the Series 2007-A2 Note Purchase and Loan Agreement, dated as of December 13, 2007, among WEST, Willis, and the Persons named therein as the initial Series 2007-A2 Holders, together with any other Persons that become Series 2007-A2 Holders.

“Series 2007-A2 Series Account” means the Series Account of that name established in accordance with Section 3.01 hereof and Sections 3.01 and 3.09 of the Indenture.

“Series 2007-A2 Stated Rate” means, for each Series 2007-A2 Loan, an interest rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate applicable to such Series 2007-A2 Loan for such Interest Accrual Period and (ii) one and one-quarter percent (1.25%) per annum; provided, however, that for purposes of clause (i) above, the Base Rate will be used in lieu of the Adjusted Eurodollar Rate for the unpaid Series 2007-A2 Loans if (a) on or before the first day of such Interest Accrual Period an affected Series 2007-A2 Holder shall have notified WEST that a Eurodollar Disruption Event is then continuing, (b) such Interest Accrual Period is for a period of less than one month or if an Indenture Event of Default is then continuing on the first day of such Interest Accrual Period, or (c) the then unpaid principal balance of such Series 2007-A2 Loans on the first day of such Interest Accrual Period is less than Five Million Dollars ($5,000,000).

“Series 2007-A2 Transaction Documents” means any and all of this Supplement, the Series 2007-A2 Notes and the Series 2007-A2 Note Purchase Agreement, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2007-B2 Holders” means, on the Effective Date, each of the Persons named therein as the initial Series 2007-B2 Holders in the Series 2007-B2 Note Purchase Agreement and, at any time of determination thereafter, any Person in whose name a Series 2007-B2 Note is registered in the Register.

“Series 2007-B2 Note Purchase Agreement” means the Series 2007-B2 Note Purchase and Loan Agreement, dated as of December 13, 2007, among WEST, Willis and the Persons named therein as the initial Series 2007-B2 Holders, together with any other Persons that become Series 2007-B2 Holders, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Series 2007-B2 Notes” means the notes issued pursuant to the Series 2007-B2 Note Purchase Agreement and the Series 2007-B2 Supplement.

 “Series 2007-B2 Supplement” means the Series 2007-B2 Supplement to the Indenture, dated as of December 13, 2007, between WEST and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Series Issuance Date” means, for the Series 2007-A2 Notes, December 13, 2007.

“Specified Period” means, for the Series 2007-A2 Notes, one month.

“Stated Interest Amount” means, for any Payment Date for the Series 2007-A2 Notes, an amount equal to the sum for each day during the related Interest Accrual Period of accrued and unpaid interest at the Series 2007-A2 Stated Rate on the Outstanding Principal Balance of the Series 2007-A2 Notes on such date.  The amount described in the preceding sentence constitutes the Stated Interest Amount for the Series 2007-A2 Notes for purposes of Sections 3.13 and 3.14 of the Indenture.

“Supplemental Principal Payment Amount” means, for the Series 2007-A2 Notes on any Payment Date, the amount of a Series A Supplemental Principal Payment Amount allocated and paid to the holders of the Series 2007-A2 Notes on such Payment Date in accordance with the provisions of Sections 3.14 and 3.15(b) of the Indenture and Sections 2.05(a) and 3.02 hereof.

“Taxes” shall have the meaning set forth in Section 2.10(a).

“Tax Benefit” shall have the meaning set forth in Section 2.10(a).

“Warehouse Loans” means any Series 2007-A2 Loans to be used to fund the Purchase Prices of Additional Engines or Discretionary Engine Modifications.

(b)           The conventions of construction and usage set forth in Section 1.02 of the Indenture are hereby incorporated by reference in this Supplement.

ARTICLE II

CREATION OF THE SERIES 2007-A2 NOTES

Section 2.01           Designation.  (a)  There is hereby created a Series of Series A Warehouse Notes to be issued pursuant to the Indenture and this Supplement and to be known as the “Willis Engine Securitization Trust Series 2007-A2 Floating Rate Secured Notes”, referred to herein as the “Series 2007-A2 Notes”. The Series 2007-A2 Notes will be issued with aggregate Maximum Principal Balances in the amount of $175,000,000 and will not have priority over any other Series of Series A Notes except to the extent set forth in the Supplement for such other Series and Section 3.15 of the Indenture.  The Series Issuance Date of the Series 2007-A2 Notes is December 13, 2007.  The Series 2007-A2 Notes are classified as “Warehouse Notes”, “Series A Warehouse Notes”, “Series A Notes” and “Floating Rate Notes”, as each such term is used in the

Indenture.  The Series 2007-A2 Notes will be rated on the Effective Date by each of Moody’s and Fitch.

(b)           The first Payment Date with respect to the Series 2007-A2 Notes shall be December 15, 2007.

(c)           Payments of principal on the Series 2007-A2 Notes shall be made from funds on deposit in the Series 2007-A2 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Sections 2.04, 2.05, 2.06 and 3.02 of this Supplement. The Minimum Principal Payment Amount and Scheduled Principal Payment Amounts for the Series 2007-A2 Notes shall be calculated on the date on which a Conversion Event occurs in accordance with the terms of the Indenture and Section 2.05 of this Supplement.

(d)           In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 2.02           Authentication and Delivery.  (a)  On the Series Issuance Date, WEST shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 2.01(c) of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate, subject to compliance with the conditions precedent set forth in Section 4.01 hereof, the Series 2007-A2 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 4.01 hereof, shall deliver such Series 2007-A2 Notes to the initial Series 2007-A2 Holders, in accordance with such written directions.

(b)           The Series 2007-A2 Notes are not being registered with the SEC and may not be sold, transferred or otherwise disposed of except to Institutional Accredited Investors and QIB’s that deliver an Investment Letter to the Indenture Trustee in compliance with the provisions of the Indenture and that, prior to the occurrence of a Conversion Event, are Eligible Transferees and execute and deliver an Assignment and Assumption with respect to the Series 2007-A2 Note Purchase Agreement.

(c)           The Series 2007-A2 Notes shall be represented by one or more Series 2007-A2 Definitive Notes issued to the Series 2007-A2 Holders until the occurrence of a Conversion Event.  After the occurrence of a Conversion Event, a Series 2007-A2 Holder that is a QIB and that holds all of the Series 2007-A2 Notes or all of the Series 2007-A2 Holders acting jointly may exchange its or their Series 2007-A2 Definitive Notes for an interest or interests in a Series 2007-A2 144A Book Entry Note in accordance with the requirements of the Indenture. WEST shall pay all costs of the Series 2007-A2 Holders incurred in connection with such exchange and registration.

(d)           The Series 2007-A2 Notes shall be executed by manual or facsimile signature on behalf of WEST by any officer of the Owner Trustee and shall be substantially in the form of Exhibit A hereto, as applicable, with the appropriate legend required by Section 2.02 of the Indenture inscribed on the face thereof.

(e)           The Series 2007-A2 Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03           Series 2007-A2 Loans.  (a)  WEST shall have the right, pursuant to this Supplement and the Series 2007-A2 Note Purchase Agreement, to borrow Series 2007-A2 Loans from the Series 2007-A2 Holders up to the Maximum Commitment of the Series 2007-A2 Holders, and each Series 2007-A2 Holder has severally agreed, pursuant to the Series 2007-A2 Note Purchase Agreement, to make Series 2007-A2 Loans, in each case in proportion to, and up to the amount of, its Maximum Commitment, on any Funding Date after the Effective Date and prior to the date on which a Conversion Event occurs, subject to the satisfaction of all applicable conditions precedent set forth in Article IV hereof and in Article III of the Series 2007-A2 Note Purchase Agreement.  Each such Series 2007-A2 Loan shall increase the Outstanding Principal Balance of the Series 2007-A2 Note held by such Series 2007-A2 Holder, and each payment of principal to a Series 2007-A2 Holder in respect of its Series 2007-A2 Note shall reduce the Outstanding Principal Balance of such Series 2007-A2 Note.  The Indenture Trustee shall maintain a record of all Series 2007-A2 Loans and repayments made on the Series 2007-A2 Notes and absent manifest error such records shall be conclusive.

(b)           Each Funding Request for Series 2007-A2 Loans after the Effective Date shall constitute a reaffirmation by WEST that (1) no Event of Default, Servicer Termination Event or Early Amortization Event has occurred and is continuing, or would result from the making of such Series 2007-A2 Loan, as of the date of the Funding Request and (2) the representations and warranties of WEST contained in the Series 2007-A2 Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the Funding Request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(c)           WEST shall designate the application of the proceeds of the Series 2007-A2 Loans made on each Funding Date as either or both of the following: (i) a Warehouse Loan to be deposited in the Engine Acquisition Account as provided in Section 3.18 of the Indenture and used to acquire Additional Engines or to fund Discretionary Engine Modifications (including Qualified Engine Modifications), in each case whether or not such acquisition or funding is in connection with a Replacement Exchange, or (ii) a Collections Loan, to be deposited in the Collections Account as provided in Section 3.18 of the Indenture and used to increase the Available Collections Amount on any Payment Date, provided that the application of any Series 2007-A2 Loan as a Collections Loan shall be subject to the Available Collections Amount on such Payment Date being in an amount, calculated without the proceeds of such Collections Loan, sufficient to fund the payment in full of accrued Base Interest on all Series B Notes on such Payment Date and all amounts ranking senior thereto as provided in Section 3.14 of the Indenture.

(d)           WEST may, on any Payment Date upon at least five (5) Business Days’ notice to the Series 2007-A2 Holders, with a copy to the Indenture Trustee, terminate in whole or reduce in part the aggregate Maximum Commitments of the Series 2007-A2 Holders and the Maximum Principal Balances of the Series 2007-A2 Notes in an aggregate amount not to exceed the excess of such Maximum Principal Balances over the then aggregate Outstanding Principal

Balance of the Series 2007-A2 Notes; provided that any partial reduction (based on the ratio of the then Maximum Commitments of such Series prior to such reduction) of the aggregate Maximum Commitments of the Series 2007-A2 Holders and the Maximum Principal Balances of the Series 2007-A2 Notes (i) shall be applied pro rata to the individual Maximum Commitments of the Series 2007-A2 Holders and the Maximum Principal Balances of the Series 2007-A2 Notes, respectively, and (ii) shall be accompanied by a proportionate partial reduction of the aggregate Maximum Commitments of the Series 2007-B2 Holders.  Each notice of reduction or termination pursuant to this Section 2.03(d) shall be irrevocable, and such reduction shall be deemed to occur without any Series 2007-A2 Holder having to surrender its Series 2007-A2 Notes in exchange for a new Series 2007-A2 Note reflecting the reduced Maximum Principal Balance.

(e)           WEST, on any Payment Date prior to the occurrence of a Conversion Event, may terminate the agreements of the Series 2007-A2 Holders to make Series 2007-A2 Loans and repay the Outstanding Principal Balance of the Series 2007-A2 Notes for the Redemption Price, upon (A) at least five (5) Business Days’ prior written notice to each Series 2007-A2 Holder, with a copy to the Indenture Trustee, specifying the proposed Payment Date of such termination, and (B) payment in full of (i) the principal of, and interest on, the Series 2007-A2 Notes, (ii) Increased Costs, if any, and (iii) all other amounts then due and payable (or that become due and payable as a result of such reduction) to a Series 2007-A2 Holder under the Series 2007-A2 Note Purchase Agreement, this Supplement and the Indenture and (c) the simultaneous termination of the commitments of the Series 2007-B2 Holders and the payment in full of all amounts owing with respect to the Series 2007-B2 Notes.

(f)            If any Series 2007-A2 Holder shall default on its obligation to make a Series 2007-A2 Loan on any Funding Date, one or more of the other Series 2007-A2 Holders may elect (but shall not be obligated) to make the Series 2007-A2 Loan of the defaulting Series 2007-A2 Holder.  In such event, the Maximum Principal Balance of the Series 2007-A2 Note held by the defaulting Series 2007-A2 Holder and the Maximum Commitment of the Series 2007-A2 Holder shall be reduced by the amount of the Series 2007-A2 Loan so made, and the Maximum Principal Balance of the Series 2007-A2 Note held by the Series 2007-A2 Holder making such Series 2007-A2 Loan and the Maximum Commitment of such Series 2007-A2 Holder shall be increased by the amount of such Series 2007-A2 Loan.

(g)           Upon the occurrence of a Conversion Event, (i) the right of WEST to borrow under the Series 2007-A2 Notes shall terminate, (ii) Conversion Step-Up Interest shall begin to accrue on the Outstanding Principal Balance of the Series 2007-A2 Notes as provided in Section 2.04(a), and (iii) the Outstanding Principal Balance of the Series 2007-A2 Notes shall become payable as provided in Section 2.05(a) and (b), provided, however, that, if all of the Series 2007-A2 Holders and Series 2007-B2 Holders as of the date of the occurrence of any Conversion Event elect to waive the occurrence of such Conversion Event within ninety (90) days of such occurrence, such Conversion Event shall be disregarded as long as such waiver is in effect, except that any such waiver in respect of a Conversion Event based on the occurrence of the Conversion Date shall not be for a period extending beyond the first anniversary of such Conversion Date, unless a Rating Agency Confirmation is obtained with respect to any waiver extending beyond such first anniversary; and provided, further, that, if WEST subsequently cures an Early Amortization Event, Event of Default or Servicer Termination Event that resulted in a

Conversion Event that was not so waived, WEST may request the Series 2007-A2 Holders and Series 2007-B2 Holders to waive the original occurrence of such Conversion Event, Early Amortization Event, Event of Default or Servicer Termination Event and rescind and revoke the consequences described in clause (i), (ii) and (iii) of this Section 2.03(g) occurring as a result of such Conversion Event, which waiver, rescission and revocation shall be effective only if Series 2007-A2 Holders and Series 2007-B2 Holders representing 100% of the Outstanding Principal Balance of the Series 2007-A2 Notes and Series 2007-B2 Notes consent thereto. The termination of any waiver pursuant to the provisos in the preceding sentence shall be treated as the occurrence on the date of such termination of the Conversion Event that was the subject of the waiver.

Section 2.04           Interest Payments; Commitment Fee.

(a)      Interest on Series 2007-A2 Notes.  Interest shall accrue (i) at the Series 2007-A2 Stated Rate on the Outstanding Principal Balance of each Series 2007-A2 Note during all or each portion of each Interest Accrual Period from the Effective Date to (but excluding) the date on which a Conversion Event occurs, and (ii) at a combined rate equal to the sum of the Series 2007-A2 Stated Rate and the Series 2007-A2 Conversion Step-Up Rate on the Outstanding Principal Balance of each Series 2007-A2 Note during all or the portion of each Interest Accrual Period from and after the date on which a Conversion Event occurs, in each case on the basis of actual days elapsed over a year of 360 days and shall be due and payable in arrears on each Payment Date for the Interest Accrual Period ending on such Payment Date.  The Stated Interest Amount and the Conversion Step-Up Interest Amount for each Interest Accrual Period shall be calculated separately and paid separately as provided in Section 3.14 of the Indenture and Section 3.02 hereof.  All amounts of the Stated Interest Amount and the Conversion Step-Up Interest Amount shall be due and payable on the earlier to occur of (i) the date on which the Series 2007-A2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2007-A2 Final Maturity Date.  On each Reference Date, the Indenture Trustee shall promptly deliver a written notice to the Series 2007-A2 Holders specifying the Series 2007-A2 Stated Rate for the related Interest Accrual Period.

(b)     Commitment Fee on Series 2007-A2 Notes.  A fee (the “Commitment Fee”) shall accrue at the Series 2007-A2 Commitment Fee Rate on the Unused Commitment of the Series 2007-A2 Holders during all or the portion of each Interest Accrual Period from the Effective Date to (but excluding) the date on which a Conversion Event occurs and shall be due and payable in arrears on each Payment Date for the Interest Accrual Period ending on such Payment Date.  The Commitment Fee shall be calculated on the basis of actual days elapsed over a year of 360 days and shall be due and payable in arrears on each Payment Date for the Interest Accrual Period ending on (but excluding) such Payment Date.

(c)      Additional Interest.  If WEST shall fail to pay in full (i) any Stated Interest Amount, Conversion Step-Up Interest Amount or Commitment Fee on any Series 2007-A2 Note when due, (ii) any Increased Costs or (iii) any other amount becoming due under this Supplement (other than payments of principal on the Series 2007-A2 Notes), WEST shall, from time to time, pay Additional Interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), for the period during which such interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof. Any such Additional Interest shall be payable at the times and subject to the priorities set forth in Section 3.02 of this Supplement and Section 3.14 of the Indenture.  All amounts of the Additional Interest shall be due and payable on the earlier to occur of (i) the date on the Series 2007-A2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2007-A2 Final Maturity Date.

(d)     Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2007-A2 Note exceed the maximum amount permitted by Applicable Law.  If at any time the Interest Amount charged with respect to the Series 2007-A2 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2007-A2 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in One-Month LIBOR shall not reduce the interest to accrue on such Series 2007-A2 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2007-A2 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect.  If the total amount of interest paid or accrued on the Series 2007-A2 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, WEST agrees to pay to the Series 2007-A2 Holders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been equal to the Interest Amount, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 2.05           Payments of Principal.  (a)  On each Payment Date prior to the date on which a Conversion Event occurs on which there is a Senior Borrowing Base Deficiency, principal shall be payable on the Series 2007-A2 Notes out of the Series A Supplemental Principal Payment Amount, to the extent and as provided in Sections 3.14 and 3.15(b) of the Indenture and in Section 3.02 hereof, provided that, on any Payment Date prior to the date on which a Conversion Event occurs, the Series 2007-A2 Notes shall be treated as Warehouse Notes for purposes of Section 3.15(b) of the Indenture and, on any Payment Date on or after a Conversion Event, the Series 2007-A2 Notes shall be treated as Term Notes for such purposes.

(b)           (i)  Within ten (10) Business Days after the occurrence of a Conversion Event (or, if earlier, by the first Payment Date following the occurrence of a Conversion Event), WEST shall cause the Administrative Agent to prepare and deliver to the Indenture Trustee and the Series 2007-A2 Holders a schedule of the Minimum Targeted Principal Balances and a schedule of the Scheduled Targeted Principal Balances for the Series 2007-A2 Notes substantially in the form of Schedule 1 and Schedule 2 attached hereto, respectively.  In each case, Payment Date Number 1 in Schedule 1 or Schedule 2, as applicable, shall be on the first Payment Date after the date on which a Conversion Event occurs, and each succeeding numbered Payment Date in such Schedule 1 or Schedule 2, as applicable, shall occur on each succeeding Payment Date, and the amount due on each such Payment Date shall be the product of (x) the Outstanding Principal Balance of the Series 2007-A2 Notes as of the close of business on the date on which the Conversion Event occurs and (y) the percentage specified for such Payment Date specified in Schedule 1 or Schedule 2, as applicable.  If the Series 2007-A2

Holders and Series 2007-B2 Holders waive the occurrence of a Conversion Event as provided in Section 2.03(g), the schedules delivered pursuant to this Section 2.05(b)(i) in respect of such Conversion Event shall be of no further force and effect and, upon the termination of such waiver or the subsequent occurrence of a Conversion Event that is not waived by the Series 2007-A2 Holders and Series 2007-B2 Holders as provided by Section 2.03(g) hereof, the Administrative Agent shall deliver new schedules in accordance with this Section 2.01(b)(i), calculated as of the date of such termination or the date of such Conversion Event, as applicable.

(ii)           On each Payment Date after a Conversion Event, unless and until the Series 2007-A2 Holders and Series 2007-B2 Holders waive such Conversion Event as provided in Section 2.03(g), the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount calculated for the Series 2007-A2 Notes for each such Payment Date shall be payable to the Holders of the Series 2007-A2 Notes on each such Payment Date from amounts deposited in the Series 2007-A2 Series Account on such Payment Date as provided in Section 3.14 of the Indenture and Section 3.02 of this Supplement.  So long as an Early Amortization Event or an Event of Default is then continuing, the Outstanding Principal Balance of the Series 2007-A2 Notes shall be payable on each such Payment Date to the extent that amounts are available for such purpose in accordance with the provisions of Section 3.14 of the Indenture and Section 3.02 of this Supplement.    The then Outstanding Principal Balance of all Series 2007-A2 Notes shall be due and payable on the earlier to occur of (i) the date on which the Series 2007-A2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2007-A2 Final Maturity Date.

(c)           WEST will have the option to prepay, on any Payment Date after a Conversion Event (each such Payment Date, an “Optional Redemption Date”), all or any portion of the Outstanding Principal Balance of the Series 2007-A2 Notes on such Payment Date, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000) in the case of any prepayment in part, for the Redemption Price together with accrued interest thereon to the date of such prepayment.  WEST may not make such prepayment from funds in the Collections Account, except to the extent that funds in the Collections Account would otherwise be payable to WEST in accordance with the terms of this Supplement and the Indenture, and may make any such prepayment in part from funds in the Series 2007-A2 Series Account, provided that funds in such Account may be used to fund a prepayment in whole but not in part.  Any Optional Redemption in connection with a Refinancing funded with the proceeds of Additional Notes must be in whole, and any other Optional Redemption financed with funds other than funds in the Collections Account or the proceeds of Additional Notes may be in whole or in part.

(d)           If there is any Balance in the Engine Acquisition Account at the end of any Delivery Period beginning on a Funding Date on which Series 2007-A2 Loans were made by the Series 2007-A2 Holders, the portion thereof allocated to the Series 2007-A2 Notes in accordance with Section 3.03(b) of the Indenture shall be applied to the prepayment of the Series 2007-A2 Notes as provided in Section 3.16(b) of the Indenture on the next succeeding Payment Date (the “Acquisition Redemption Date”) after the end of such Delivery Period.

(e)           The Minimum Targeted Principal Balances and the Scheduled Targeted Principal Balances for the Series 2007-A2 Notes, as determined pursuant to Section 2.05(b)(i)

hereof, shall be adjusted at the times and in the manner indicated in Section 3.19 of the Indenture.

Section 2.06           Series 2007-A2 Final Maturity Date.  The unpaid principal amount of the Series 2007-A2 Notes together with all unpaid interest (including all Additional Interest and Conversion Step-Up Interest), fees, expenses, costs and other amounts payable by WEST pursuant to the terms of the Indenture, this Supplement and the other Series 2007-A2 Transaction Documents shall be due and payable in full on the earlier to occur of (i) the date on which the Series 2007-A2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series 2007-A2 Final Maturity Date.

Section 2.07           Manner of Payments.  All payments of principal and interest on the Series 2007-A2 Notes payable on each Payment Date shall be paid to the Series 2007-A2 Holders reflected in the Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 1:00 p.m.  (New York City time) on such Payment Date.  Any payments received by the Series 2007-A2 Holders after 1:00 p.m.  (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 2.08           Increased Costs.  If due to the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the Series Issuance Date of the Series 2007-A2 Notes reflecting such change, there shall be an increase in the cost to a Series 2007-A2 Holder of making or maintaining any investment in the Series 2007-A2 Note or any interest therein or of agreeing to purchase or invest in the Series 2007-A2 Note or any interest therein, as the case may be (other than by reason of any interpretation of or introduction of or change in laws or regulations relating to Taxes or Excluded Taxes), such Series 2007-A2 Holder shall promptly submit to WEST, the Administrative Agent and the Indenture Trustee, a certificate setting forth in reasonable detail, the calculation of such increased costs incurred by such Series 2007-A2 Holder.  In determining such amount, such Series 2007-A2 Holder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Series 2007-A2 Holder in determining amounts of this type.  The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered (or if such certificate was delivered during the last Interest Accrual Period, for such last Interest Accrual Period) and to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such Increased Costs to such Series 2007-A2 Holders as part of the Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.14 of the Indenture and Section 3.02 hereof.

Section 2.09           Increased Capital.  If the introduction of or any change in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority reflecting such change after the Series Issuance Date of the Series 2007-A2 Notes affects or would affect the amount of capital required or expected to be maintained by any Series 2007-A2 Holder, and such Series 2007-A2 Holder determines that the amount of such capital is increased as a result of (i) the existence of the

Series 2007-A2 Holder’s agreement to make or maintain an investment in the Series 2007-A2 Notes or any interest therein and other similar agreements or facilities, or (ii) the existence of any agreement by Series 2007-A2 Holders to make or maintain an investment in the Series 2007-A2 Notes or any interest therein or to fund any such investment and any other commitments of the same type, such Series 2007-A2 Holder shall promptly submit to WEST, the Administrative Agent and the Indenture Trustee a certificate setting forth, in reasonable detail, the calculation of the additional amounts required to compensate such Series 2007-A2 Holder in light of such circumstances.  In determining such amount, such Series 2007-A2 Holder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Series 2007-A2 Holder in determining amounts of this type.  The amount set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered, and to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such Increased Costs to such Series 2007-A2 Holders as part of the Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.14 of the Indenture and Section 3.02 hereof.

Section 2.10           Payments of Principal and Interest.  (a)  Any and all payments and deposits required to be made under this Supplement, the Series 2007-A2 Notes or the Indenture by WEST or the Indenture Trustee to or for the benefit of a Series 2007-A2 Holder shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.  If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any taxes, levies, imposts, duties, charges or fees (all of the foregoing collectively, “Taxes”)are required to be withheld from any amount payable to any Series 2007-A2 Holder hereunder, the amount so payable to such Series 2007-A2 Holder shall be increased to the extent necessary to yield to such Series 2007-A2 Holder (after payment of all taxes, levies, imposts, duties, charges or fees) the amount stated to be payable to such Series 2007-A2 Holder hereunder (such increase and any similar increase described in this Section 2.10(a), a “Section 2.10(a) Amount”); provided, however, that this sentence shall not apply with respect to (i) income taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based on income or any other tax upon or measured by income or gross receipts imposed on any Series 2007-A2 Holder, in each case, as a result of a present or former connection (other than any connection arising out of the transactions contemplated by this Supplement) between the jurisdiction of the government or taxing authority imposing such tax and such Series 2007-A2 Holder; (ii) any taxes, levies, imposts, duties, charges or fees that would not have been imposed but for the failure by such Series 2007-A2 Holder to provide and keep current any certification or other documentation permitted by Applicable Law to be delivered by such Series 2007-A2 Holder and required to qualify for an exemption from or reduced rate thereof; (iii) any taxes, levies, imposts, duties, charges or fees imposed as a result of a change by any Series 2007-A2 Holder of the office through which the Series 2007-A2 Note or any interest hereunder is acquired, accounted for or booked as a result of the sale, transfer or assignment by any Series

2007-A2 Holder of its interest hereunder, other than any such taxes, levies, imposts, duties, charges or fees imposed as a result of any such change or adoption occurring after any such Series 2007-A2 Note or interest therein is acquired, accounted for or booked; (iv) taxes measured by income, gross receipts, assets or capital of any Series 2007-A2 Holder by the taxing authority of the jurisdiction where such Series 2007-A2 Holder is organized, incorporated, managed, controlled or is considered to be doing business or in which it maintains an office, branch or agency (other than Taxes imposed on the gross amount of any payments made to such Series 2007-A2 Holder under this Supplement without regard to such place of origination or incorporation, such management or control, the conduct of such business or the maintenance of such office, branch or agency); (v) any Taxes imposed on such Series 2007-A2 Holder as a result of payments not related to this Supplement; and (vi) any withholding tax with respect to any Series 2007-A2 Holder that has not provided the documentation referred to in Section 2.10(c) (all such exclusions being hereinafter called “Excluded Taxes”).  To the extent that any Series 2007-A2 Holder actually realizes a tax benefit on its income tax returns (whether by reason of a deduction, credit or otherwise) (a “Tax Benefit”) for a given year that is attributable to the payment by WEST or the Indenture Trustee of any such Taxes on behalf of such Series 2007-A2 Holder, such Series 2007-A2 Holder shall reimburse WEST for the amount of such Tax Benefit, it being understood that the taking of any action to realize any Tax Benefit shall be within the sole discretion of such Series 2007-A2 Holder; provided, however, that for purposes of reimbursing WEST, such Series 2007-A2 Holder shall calculate the amount of the Tax Benefit realized that is attributable to WEST’s or the Indenture Trustee’s payment of such Taxes on behalf of such Series 2007-A2 Holder as if such Series 2007-A2 Holder realized or received such Tax Benefit pro rata with all other Tax Benefits available to it for such year.

(b)           Any Section 2.10(a) Amounts payable to a Series 2007-A2 Holder hereunder shall be included in the Increased Costs (i) for the Interest Accrual Period in respect of which the payment subject to withholding is made and (ii) to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such Section 2.10(a) Amounts to the Series 2007-A2 Holders as part of the Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.14 of the Indenture and Section 3.02 hereof.

(c)           Each Series 2007-A2 Holder not organized under the laws of the United States or a State thereof shall, to the extent that it is entitled to receive payments under this Supplement without deduction or withholding of any United States federal income taxes (other than withholding Taxes), provide a W-8 ECI, W-8 BEN or any other information and documentation that may be necessary in order to obtain such exemption.

Section 2.11           Breakage Costs.  If (i) any payment of principal on any Series 2007-A2 Loan is made on a day other than a Payment Date, or (ii) any Series 2007-A2 Loan requested by WEST is not, for any reason whatsoever related to a default or nonperformance by WEST, made or effectuated, as the case may be, on the date specified therefor, WEST shall indemnify the Series 2007-A2 Holders against any reasonable loss, cost or expense incurred by the Series 2007-A2 Holders, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Series 2007-A2 Holders to fund or maintain such Series 2007-A2 Loan during such Interest Accrual Period.  The Indenture Trustee shall pay any amounts due under this

Section 2.11 to the Series A Holders as part of the Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.14 of the Indenture and Section 3.02 hereof.

Section 2.12           Restrictions on Transfer.  On the Effective Date, WEST shall sell the Series 2007-A2 Notes to the Persons named as the initial Series 2007-A2 Holders in and pursuant to the Series 2007-A2 Note Purchase Agreement and deliver such Series 2007-A2 Notes in accordance herewith and therewith. Thereafter, no Series 2007-A2 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture, this Supplement and the Series 2007-A2 Note Purchase Agreement. Except as provided herein and in the Indenture, the Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2007-A2 Notes are made in accordance with the Securities Act or any other law; provided that with respect to the Series 2007-A2 Definitive Notes, the Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.  Prior to the occurrence of a Conversion Event that is not waived by the Series 2007-A2 Holders and Series 2007-B2 Holders as provided by Section 2.03(g) hereof, the Indenture Trustee shall not register any transfer of a Series 2007-A2 Note, in whole or in part, unless the transferee of such Series 2007-A2 Note is an Eligible Transferee and executes and delivers to the Indenture Trustee an Assignment and Assumption of the transferor’s obligations under the Series 2007-A2 Note Purchase Agreement to make the Series 2007-A2 Loans in an amount equal to the excess of the Maximum Principal Balance of the Series 2007-A2 Note being transferred at the time of transfer over the Outstanding Principal Balance of such Series 2007-A2 Note at such time. After the occurrence of a Conversion Event that is not waived by the Series 2007-A2 Holders and Series 2007-B2 Holders as provided by Section 2.03(g) hereof, the Series 2007-A2 Notes shall be transferred in accordance with the terms of the Indenture without regard to whether any transferee of a Series 2007-A2 Note is an Eligible Transferee.

Section 2.13           Payment Date Schedule.  WEST shall cause the Administrative Agent to distribute a copy of each Payment Date Schedule delivered pursuant to Section 3.13(e) of the Indenture to the Series 2007-A2 Holders.

ARTICLE III

SERIES 2007-A2 SERIES ACCOUNT, ALLOCATION AND
APPLICATION OF AMOUNTS THEREIN

Section 3.01           Series 2007-A2 Series Account.  The Indenture Trustee shall establish on or prior to the Effective Date pursuant to Sections 3.01 and 3.09 of the Indenture and shall maintain, so long as any Series 2007-A2 Note is Outstanding, an Eligible Account which shall be designated as the “Series 2007-A2 Series Account”, which account shall be held in the name of the Indenture Trustee for the benefit of the Series 2007-A2 Holders.  All deposits of funds by, or for the benefit of, the Series 2007-A2 Holders from the Collections Account and otherwise shall be accumulated in, and withdrawn from, the Series 2007-A2 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 3.02           Distributions from Series 2007-A2 Series Account.  On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series 2007-A2 Series Account in accordance with the provisions of either subsection (a), (b) or (c) of this Section 3.02, in the following order of priority, in each case in accordance with the Payment Date Schedule and only to the extent that the Prior Ranking Amounts have been paid in full:

(a)           If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series of Notes:

(i)      To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Stated Interest Amount and Commitment Fee Amount, if any, for each such Payment Date;

(ii)     On each Payment Date, to each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Minimum Principal Payment Amount then due and payable to the Holders of the Series 2007-A2 Notes on such Payment Date;

(iii)    On each Payment Date, to each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2007-A2 Notes on such Payment Date;

(iv)    To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Series A Supplemental Principal Payment Amount (if any) then due and payable to the Holders of the Series 2007-A2 Notes;

(v)     To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount and Conversion Step-Up Interest Amount then due and payable by WEST to the Series 2007-A2 Holders;

(vi)    To each Holder of a Series 2007-A2 Note, on a pro rata basis, an amount equal to the Holder Indemnified Amounts owing to such Series 2007-A2 Holder; and

(vii)   After payment in full of the foregoing amounts pursuant to this Section 3.02(a) of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2007-A2 Series Account.

(b)           If either an Early Amortization Event or an Event of Default (or combination of both) has occurred and is then continuing, so long as the Indenture Trustee shall not have received a Collateral Liquidation Notice:

(i)      To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Stated Interest Amount and Commitment Fee Amount, if any, for such Payment Date;

(ii)           To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Minimum Principal Payment Amount then due and payable to the Holders of the Series 2007-A2 Notes on such Payment Date;

(iii)          To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series 2007-A2 Notes on such Payment Date;

(iv)          To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series 2007-A2 Notes then Outstanding until the Outstanding Principal Balance of all Series 2007-A2 Notes has been reduced to zero;

(v)           To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount and Conversion Step-Up Interest Amount then due and payable by WEST to the Series 2007-A2 Holders;

(vi)          To each Holder of a Series 2007-A2 Note on a pro rata basis, an amount equal to the Holder Indemnified Amounts owing to such Series 2007-A2 Holder; and

(vii)         After payment in full of the foregoing amounts pursuant to this Section 3.02(b) of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2007-A2 Series Account.

(c)           If an Event of Default has occurred and is continuing, and the Indenture Trustee has received a Collateral Liquidation Notice:

(i)            To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the Stated Interest Amount and Commitment Fee Amount, if any, for such Payment Date;

(ii)           To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series 2007-A2 Notes then Outstanding until the Outstanding Principal Balance of the Series 2007-A2 Notes has been reduced to zero;

(iii)          To each Holder of a Series 2007-A2 Note on the related Record Date, an amount equal to its pro rata portion of any Additional Interest Amount and Conversion Step-Up Interest Amount then due and payable by WEST to the Series 2007-A2 Holders;

(iv)          To each Holder of a Series 2007-A2 Note on a pro rata basis, an amount equal to the Holder Indemnified Amounts owing to such Series 2007-A2 Holder; and

(v)           After payment in full of the foregoing amounts pursuant to this Section 3.02 of this Supplement, to WEST, any remaining amounts then on deposit in the Series 2007-A2 Series Account.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF SERIES 2007-A2 HOLDERS

Section 4.01           Conditions Precedent to Obligations of Series 2007-A2 Holders to Purchase Series 2007-A2 Notes.  The Indenture Trustee shall not authenticate the Series 2007-A2 Notes unless (a) all conditions to the issuance of the Series 2007-A2 Notes set forth in Section 3.01 of the Series 2007-A2 Note Purchase Agreement shall have been satisfied, and (b) WEST shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in Section 3.01 of the Series 2007-A2 Note Purchase Agreement have been satisfied.

Section 4.02           Conditions Precedent to Obligations of Series 2007-A2 Holders to Make Series 2007-A2 Loans.  The obligations of the Series 2007-A2 Holders to make the Series 2007-A2 Loans to WEST under this Supplement and the Series 2007-A2 Note Purchase Agreement on any Funding Date on and after the Effective Date are subject to the conditions precedent set forth in Section 3.02 of the Series 2007-A2 Note Purchase Agreement.

Section 4.03           Deposit and Disbursement of Series 2007-A2 Loans.  The Administrative Agent may direct the Indenture Trustee, in writing, to apply the proceeds of the Series 2007-A2 Loan made on any Funding Date that is a Payment Date as a Collections Loan and to retain such Collections Loan in the Collections Account for inclusion in the Available Collections Amount on such Payment Date. Except to the extent that any Series 2007-A2 Loans made on any Funding Date constitute Collections Loans in accordance with the preceding sentence, such Series 2007-A2 Loans shall constitute Warehouse Loans, and the Administrative Agent shall direct the Indenture Trustee, in writing, to deposit such Warehouse Loans in the Engine Acquisition Account in accordance with such written direction, to be disbursed in accordance with Section 3.03 of the Indenture, subject to satisfaction or waiver of the conditions precedent set forth in Sections 3.03 and 3.04 of the Series 2007-A2 Note Purchase Agreement.

ARTICLE V

REPRESENTATIONS WARRANTIES AND COVENANTS

Section 5.01           Indenture Representations and Warranties.  To induce the Series 2007-A2 Holders to purchase the Series 2007-A2 Notes hereunder and to make the Series 2007-A2 Loans from time to time, WEST hereby makes to the Indenture Trustee for the benefit of the Series 2007-A2 Holders as of the Effective Date and as of each Funding Date all of the representations and warranties set forth in Section 5.01 of the Indenture.

Section 5.02           Additional Representations and Warranties.  To induce the Series 2007-A2 Holders to purchase the Series 2007-A2 Notes hereunder and to make the Series 2007-A2 Loans from time to time, WEST hereby makes to the Indenture Trustee for the benefit of the Series

2007-A2 Holders each of the following additional representations and warranties as of the Effective Date:

(a)           Power and Authority.  WEST has the power and is duly authorized to execute and deliver this Supplement and the other Series 2007-A2 Transaction Documents to which it is a party, WEST is and will continue to be duly authorized to borrow monies hereunder, and WEST is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2007-A2 Transaction Documents.  The execution, delivery and performance by WEST of this Supplement and the other Series 2007-A2 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

(b)           No Conflict; No Default.  The execution, delivery and performance of this Supplement and each of the Series 2007-A2 Transaction Documents and the execution, delivery and payment of the Series 2007-A2 Notes will not: (a) contravene any provision of WEST’s declaration of trust and the Trust Agreement; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) materially violate or result in the breach of; or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which WEST is a party or by which WEST, or its property and assets may be bound or affected.

(c)           Validity and Binding Effect.  This Supplement is, and each Series 2007-A2 Transaction Document to which WEST is a party, when duly executed and delivered, will be, legal, valid and binding obligations of WEST, enforceable against WEST in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 5.03           Covenants.  To induce the Series 2007-A2 Holders to purchase the Series 2007-A2 Notes hereunder and to make Series 2007-A2 Loans from time to time, WEST hereby covenants with the Indenture Trustee for the benefit of the Series 2007-A2 Holders as follows:

(a)           Issuance of Series of Additional Notes.  Each Series of Additional Notes issued by WEST while the Series 2007-A2 Notes are outstanding, (A) shall be amortized on a level basis over a period of not less than thirteen (13) years for Scheduled Principal Payment Amounts on any Series A Notes, fifteen (15) years for Scheduled Principal Payment Amounts on any Series B Notes and twenty (20) years for Minimum Principal Payment Amounts or (B) if not amortized on a level basis (x) have a weighted average life that is not less than the remaining weighted average life of any Series of Notes then outstanding and (y) provide for Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts during the period of such remaining weighted average life that are not more than the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts that would be payable under the level amortization described in clause (A), provided that such requirements shall not apply to any Series of Additional Notes that is a Series of Warehouse Notes until a Conversion Event occurs with respect to such Warehouse Notes.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01           Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 6.02           Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 6.03           Governing Law; Jurisdiction.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to such courts being nominated as the forum or venue to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto consents to the granting of such legal or equitable relief as is deemed appropriate by such courts.

Section 6.04           Notices to Rating Agencies.  Whenever any notice or other communication is required to be given to the Rating Agencies pursuant to the Indenture or this Supplement, such notice or communication shall be delivered as follows: (i) to Moody’s at Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10004, Attention: Monitoring Group and (ii) if to Fitch at One State Street Plaza, New York, New York 10004, Attention: ABS Monitoring Group - Equipment Leases. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Supplement shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to the Series 2007-A2 Notes.

Section 6.05           Statutory References.  References in this Supplement and any other Series 2007-A2 Transaction Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 6.06           Amendments And Modifications.  The terms of this Supplement may be waived, modified or amended only in a written instrument signed by each of WEST and the Indenture Trustee and, except with respect to the matters set forth in (and subject to the terms of) Sections 9.01 and 10.02 of the Indenture, only with the prior written consent of the Majority of

Holders or, with respect to the matters set forth in Section 9.02(a) of the Indenture, the prior written consent of the Holders of all Series 2007-A2 Notes then Outstanding.

Section 6.07           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2007-A2 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 6.08           Appointment of Representative.  The Majority of Holders shall be authorized to appoint a representative to act on their behalf with such authority as shall be provided in such appointment, provided that, such authority shall not extend to the taking of any action under the Related Documents requiring the consent of all Series 2007-A2 Holders.

[Signature page follows.]

IN WITNESS WHEREOF, WEST and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

WILLIS ENGINE SECURITIZATION TRUST, as issuer of Series 2007-A2 Notes

By:	/s/ Bradley S. Forsyth
Name: Bradley S. Forsyth
Title: Controlling Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Vice President

By:	/s/ Aranka R. Paul
Name: Aranka R. Paul
Title: Assistant Vice President

EXHIBIT A

to SERIES 2007-A2 SUPPLEMENT

FORM OF SERIES 2007-A2 NOTE

Except as specified in Section 2.12(f) of the Indenture, each 144A Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note issued in reliance on Section 4(2) of the Securities Act (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT WILLIS ENGINE SECURITIZATION TRUST, A DELAWARE STATUTORY TRUST (“WEST”), OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WEST OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO WEST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CASES (A) THROUGH (F) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON

THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE INDENTURE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND WEST SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Book-Entry Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO WEST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.12 OF THE INDENTURE.

WILLIS ENGINE SECURITIZATION TRUST

SERIES 2007-A2 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:
No.
December 13, 2007

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to [                                 ], or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal amount of the Series 2007-A2 Loans made by the holder hereof to WEST in an amount up to the Maximum Principal Balance of                  Dollars ($                ), which principal amount shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August 9, 2005 and amended and restated as of December 13, 2007 (as amended, restated or otherwise modified from time to time, the “Indenture”), and the Series 2007-A2 Supplement, dated as of December 13, 2007 (as amended, restated or otherwise modified from time to time, the “Series 2007-A2 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2007-A2 Floating Rate Secured Note (this “Series 2007-A2 Note”) on the dates and in the amounts set forth in the Indenture and the Series 2007-A2 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2007-A2 Supplement.

Payment of the principal of, interest on and Increased Costs for this Series 2007-A2 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on, this Series 2007-A2 Note and any Increased Costs are payable at the times and in the amounts set forth in the Indenture and the Series 2007-A2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series 2007-A2 Note is one of the authorized notes identified in the title hereto and issued pursuant to the Indenture and the Series 2007-A2 Supplement.

The Series 2007-A2 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series 2007-A2 Note is transferable as provided in the Indenture and the Series 2007-A2 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2007-A2 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer and an assumption of the obligation of the transferor to make the Series 2007-A2 Loans in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee shall not recognize any transfer of this Series 2007-A2 Note prior to the occurrence of a

Conversion Event, unless the transferee meets the requirements for an Eligible Transferee in the Series 2007-A2 Supplement and agrees to make the Series 2007-A2 Loans up to an amount equal to the excess of the Maximum Principal Balance of this Series 2007-A2 Note at the time of transfer over the Outstanding Principal Balance of this Series 2007-A2 Note at such time. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series 2007-A2 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the Person in whose name this Series 2007-A2 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series 2007-A2 Notes are subject to Optional Redemption, at the times and subject to the conditions set forth in the Indenture and the Series 2007-A2 Supplement.

If an Event of Default under the Indenture shall occur and be continuing, the principal of and accrued interest on this Series 2007-A2 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2007-A2 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series 2007-A2 Note and on all future holders of this Series 2007-A2 Note and of any Series 2007-A2 Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2007-A2 Note. Supplements and amendments to the Indenture and the Series 2007-A2 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2007-A2 Supplement.

The Holder of this Series 2007-A2 Note shall have no right to enforce the provisions of the Indenture and the Series 2007-A2 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2007-A2 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2007-A2 Supplement; provided, however, that nothing contained in the Indenture and the Series 2007-A2 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2007-A2 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series 2007-A2 Supplement.

This Series 2007-A2 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws, other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws.

All terms and provisions of the Indenture and the Series 2007-A2 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2007-A2 Supplement and the issuance of this Series 2007-A2 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series 2007-A2 Note shall not be entitled to any benefit under the Indenture and the Series 2007-A2 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, WEST has caused this Series 2007-A2 Note to be duly executed by its duly authorized representative, as of the date first set above.

WILLIS ENGINE SECURITIZATION TRUST, as issuer of Series 2007-A2 Notes

By:
Name:
Title:

This Note is one of the Series 2007-A2 Notes described in the within-mentioned Series 2007-A2 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Schedule A to Series 2007-A2 Note

Aggregate principal amount of any Series 2007-A2 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series 2007-A2 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Repaid	Remaining Principal Amount of this Series 2007-A2 Note	Notation Made by or on Behalf of

1

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Taxpayer identification No.

Address:

the within Series 2007-A2 Note and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said Series 2007-A2 Note on the books of WEST with full power of substitution in the premises.

Date:	By:
Name:
Title:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

2

In connection with any transfer of this Series 2007-A2 Note occurring prior to the date which is the earlier of the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

{Check One}

{ } (a) this Series 2007-A2 Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder;

or

{ } (b) this Series 2007-A2 Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Series 2007-A2 Note and the Indenture.

If none of the foregoing boxes is checked, the Indenture Trustee or other Note Registrar shall not be obligated to register this Series 2007-A2 Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.12 of the Indenture shall have been satisfied.

Date:	By:
Name:
Title:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

3

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED: The undersigned represents and warrants that it is purchasing this Series 2007-A2 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding WEST as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	By:
Name:
Title:

4

SCHEDULE 1

to SERIES 2007-A2 SUPPLEMENT

MINIMUM TARGETED PRINCIPAL BALANCES

Payment Date Number	Minimum Targeted Principal Balances for the Series 2007-A2 Notes
1	99.583333%
2	99.166667%
3	98.750000%
4	98.333333%
5	97.916667%
6	97.500000%
7	97.083333%
8	96.666667%
9	96.250000%
10	95.833333%
11	95.416667%
12	95.000000%
13	94.583333%
14	94.166667%
15	93.750000%
16	93.333333%
17	92.916667%
18	92.500000%
19	92.083333%
20	91.666667%
21	91.250000%
22	90.833333%
23	90.416667%
24	90.000000%
25	89.583333%
26	89.166667%
27	88.750000%
28	88.333333%
29	87.916667%
30	87.500000%
31	87.083333%
32	86.666667%
33	86.250000%
34	85.833333%
35	85.416667%
36	85.000000%
37	84.583333%
38	84.166667%
39	83.750000%
40	83.333333%
41	82.916667%
42	82.500000%
43	82.083333%
44	81.666667%
45	81.250000%

1

Payment Date Number	Minimum Targeted Principal Balances for the Series 2007-A2 Notes
46	80.833333%
47	80.416667%
48	80.000000%
49	79.583333%
50	79.166667%
51	78.750000%
52	78.333333%
53	77.916667%
54	77.500000%
55	77.083333%
56	76.666667%
57	76.250000%
58	75.833333%
59	75.416667%
60	75.000000%
61	74.583333%
62	74.166667%
63	73.750000%
64	73.333333%
65	72.916667%
66	72.500000%
67	72.083333%
68	71.666667%
69	71.250000%
70	70.833333%
71	70.416667%
72	70.000000%
73	69.583333%
74	69.166667%
75	68.750000%
76	68.333333%
77	67.916667%
78	67.500000%
79	67.083333%
80	66.666667%
81	66.250000%
82	65.833333%
83	65.416667%
84	65.000000%
85	64.583333%
86	64.166667%
87	63.750000%
88	63.333333%
89	62.916667%
90	62.500000%
91	62.083333%
92	61.666667%
93	61.250000%
94	60.833333%
95	60.416667%
96	60.000000%

2

Payment Date Number	Minimum Targeted Principal Balances for the Series 2007-A2 Notes
97	59.583333%
98	59.166667%
99	58.750000%
100	58.333333%
101	57.916667%
102	57.500000%
103	57.083333%
104	56.666667%
105	56.250000%
106	55.833333%
107	55.416667%
108	55.000000%
109	54.583333%
110	54.166667%
111	53.750000%
112	53.333333%
113	52.916667%
114	52.500000%
115	52.083333%
116	51.666667%
117	51.250000%
118	50.833333%
119	50.416667%
120	50.000000%
121	49.583333%
122	49.166667%
123	48.750000%
124	48.333333%
125	47.916667%
126	47.500000%
127	47.083333%
128	46.666667%
129	46.250000%
130	45.833333%
131	45.416667%
132	45.000000%
133	44.583333%
134	44.166667%
135	43.750000%
136	43.333333%
137	42.916667%
138	42.500000%
139	42.083333%
140	41.666667%
141	41.250000%
142	40.833333%
143	40.416667%
144	40.000000%
145	39.583333%
146	39.166667%
147	38.750000%

3

Payment Date Number	Minimum Targeted Principal Balances for the Series 2007-A2 Notes
148	38.333333%
149	37.916667%
150	37.500000%
151	37.083333%
152	36.666667%
153	36.250000%
154	35.833333%
155	35.416667%
156	35.000000%
157	34.583333%
158	34.166667%
159	33.750000%
160	33.333333%
161	32.916667%
162	32.500000%
163	32.083333%
164	31.666667%
165	31.250000%
166	30.833333%
167	30.416667%
168	30.000000%
169	29.583333%
170	29.166667%
171	28.750000%
172	28.333333%
173	27.916667%
174	27.500000%
175	27.083333%
176	26.666667%
177	26.250000%
178	25.833333%
179	25.416667%
180	25.000000%
181	24.583333%
182	24.166667%
183	23.750000%
184	23.333333%
185	22.916667%
186	22.500000%
187	22.083333%
188	21.666667%
189	21.250000%
190	20.833333%
191	20.416667%
192	20.000000%
193	19.583333%
194	19.166667%
195	18.750000%
196	18.333333%
197	17.916667%
198	17.500000%

4

Payment Date Number	Minimum Targeted Principal Balances for the Series 2007-A2 Notes
199	17.083333%
200	16.666667%
201	16.250000%
202	15.833333%
203	15.416667%
204	15.000000%
205	14.583333%
206	14.166667%
207	13.750000%
208	13.333333%
209	12.916667%
210	12.500000%
211	12.083333%
212	11.666667%
213	11.250000%
214	10.833333%
215	10.416667%
216	10.000000%
217	9.583333%
218	9.166667%
219	8.750000%
220	8.333333%
221	7.916667%
222	7.500000%
223	7.083333%
224	6.666667%
225	6.250000%
226	5.833333%
227	5.416667%
228	5.000000%
229	4.583333%
230	4.166667%
231	3.750000%
232	3.333333%
233	2.916667%
234	2.500000%
235	2.083333%
236	1.666667%
237	1.250000%
238	0.833333%
239	0.416667%
240	0.000000%

5

SCHEDULE 2

to SERIES 2007-A2 SUPPLEMENT

SCHEDULED TARGETED PRINCIPAL BALANCES

Payment Date Number	Scheduled Targeted Principal Balances for the Series 2007-A2 Notes
1	99.358974%
2	98.717949%
3	98.076923%
4	97.435897%
5	96.794872%
6	96.153846%
7	95.512821%
8	94.871795%
9	94.230769%
10	93.589744%
11	92.948718%
12	92.307692%
13	91.666667%
14	91.025641%
15	90.384615%
16	89.743590%
17	89.102564%
18	88.461538%
19	87.820513%
20	87.179487%
21	86.538462%
22	85.897436%
23	85.256410%
24	84.615385%
25	83.974359%
26	83.333333%
27	82.692308%
28	82.051282%
29	81.410256%
30	80.769231%
31	80.128205%
32	79.487179%
33	78.846154%
34	78.205128%
35	77.564103%
36	76.923077%
37	76.282051%
38	75.641026%
39	75.000000%
40	74.358974%
41	73.717949%
42	73.076923%
43	72.435897%
44	71.794872%
45	71.153846%
46	70.512821%

1

Payment Date Number	Scheduled Targeted Principal Balances for the Series 2007-A2 Notes
47	69.871795%
48	69.230769%
49	68.589744%
50	67.948718%
51	67.307692%
52	66.666667%
53	66.025641%
54	65.384615%
55	64.743590%
56	64.102564%
57	63.461538%
58	62.820513%
59	62.179487%
60	61.538462%
61	60.897436%
62	60.256410%
63	59.615385%
64	58.974359%
65	58.333333%
66	57.692308%
67	57.051282%
68	56.410256%
69	55.769231%
70	55.128205%
71	54.487179%
72	53.846154%
73	53.205128%
74	52.564103%
75	51.923077%
76	51.282051%
77	50.641026%
78	50.000000%
79	49.358974%
80	48.717949%
81	48.076923%
82	47.435897%
83	46.794872%
84	46.153846%
85	45.512821%
86	44.871795%
87	44.230769%
88	43.589744%
89	42.948718%
90	42.307692%
91	41.666667%
92	41.025641%
93	40.384615%
94	39.743590%
95	39.102564%
96	38.461538%
97	37.820513%
98	37.179487%
99	36.538462%

2

Payment Date Number	Scheduled Targeted Principal Balances for the Series 2007-A2 Notes
100	35.897436%
101	35.256410%
102	34.615385%
103	33.974359%
104	33.333333%
105	32.692308%
106	32.051282%
107	31.410256%
108	30.769231%
109	30.128205%
110	29.487179%
111	28.846154%
112	28.205128%
113	27.564103%
114	26.923077%
115	26.282051%
116	25.641026%
117	25.000000%
118	24.358974%
119	23.717949%
120	23.076923%
121	22.435897%
122	21.794872%
123	21.153846%
124	20.512821%
125	19.871795%
126	19.230769%
127	18.589744%
128	17.948718%
129	17.307692%
130	16.666667%
131	16.025641%
132	15.384615%
133	14.743590%
134	14.102564%
135	13.461538%
136	12.820513%
137	12.179487%
138	11.538462%
139	10.897436%
140	10.256410%
141	9.615385%
142	8.974359%
143	8.333333%
144	7.692308%
145	7.051282%
146	6.410256%
147	5.769231%
148	5.128205%
149	4.487179%
150	3.846154%
151	3.205128%
152	2.564103%

3

Payment Date Number	Scheduled Targeted Principal Balances for the Series 2007-A2 Notes
153	1.923077%
154	1.282051%
155	0.641026%
156	0.000000%

4

SCHEDULE 3

to SERIES 2007-A2 SUPPLEMENT

MAXIMUM COMMITMENTS OF SERIES 2007-A2 HOLDERS

Names of Series 2007-A2 Holders	Individual Maximum Commitments of Series 2007-A2 Holders
CALYON NEW YORK BRANCH	$46,250,000
CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH	$13,125,000
EUROPE ARAB BANK PLC — PARIS BRANCH	$50,000,000
BAYERISCHE LANDESBANK	$65,625,000
Total:	$175,000,000

1